SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 27, 2002

SEARS ROEBUCK ACCEPTANCE CORP.

(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)
1-4040 (Commission File Number)	51-0080535 (IRS Employer Identification No.)

3711 Kennett Pike, Greenville, Delaware (Address of principal executive offices)	19807 (Zip Code)

Registrant's telephone number, including area code

(302) 434-3112

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Item 5. Other Events.

On June 27, 2002, Registrant executed (i) an Underwriting Agreement with Sears, Roebuck and Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated, UBS Warburg LLC, and Wachovia Securities, Inc. as Representatives of the several Underwriters, relating to debt securities and (ii) a Pricing Agreement with Sears, Roebuck and Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated, UBS Warburg LLC, and Wachovia Securities, Inc. as Representatives of the several Underwriters named in Schedule I thereto, relating to $250,000,000 aggregate principal amount of Registrants 7% Notes due July 15, 2042. A copy of the Underwriting Agreement is attached as Exhibit 1(a) and a copy of the Pricing Agreement is attached as Exhibit 1(b).

In connection with the issuance of the Notes: (i) Anastasia D. Kelly, Senior Vice President and General Counsel of Sears, Roebuck and Co. has delivered an opinion to Registrant, dated June 27, 2002, regarding the validity of the Notes, upon issuance and sale thereof on June 27, 2002; and (ii) Mayer, Brown, Rowe & Maw, special counsel to Registrant and Sears, has delivered an opinion to Registrant and Sears, dated June 27, 2002, as to certain federal tax matters concerning the Notes. A copy of the opinion as to legality is attached as Exhibit 5, and a copy of the opinion as to certain tax matters is attached as Exhibit 8.

Item 7. Financial Statements and Exhibits

The Exhibit Index is incorporated herein by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

SEARS ROEBUCK ACCEPTANCE CORP. By:/s/ Keith E. Trost

Keith E. Trost President

Date: July 2, 2002

3

Exhibits

1(a)

Underwriting Agreement, dated June 21, 2002, among Registrant, Sears, Roebuck and Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated, UBS Warburg LLC, and Wachovia Securities, Inc. as Representatives of the several Underwriters.

1(b)

Pricing Agreement, dated June 21, 2002, among Registrant, Sears, Roebuck and Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated, UBS Warburg LLC, and Wachovia Securities, Inc. as Representatives of the several Underwriters named in Schedule I thereto.

4	Form of 7% Note.

5	Opinion of Anastasia D. Kelly dated June 27, 2002, relating to the validity of $250,000,000 aggregate principal amount of 7% Notes due July 15, 2042.

8	Opinion of Mayer, Brown, Rowe & Maw as to certain federal tax matters concerning the Registrants 7% Notes due July 15, 2042.

23(a)	Consent of Anastasia D. Kelly (included in Exhibit 5).

23(b)	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 8).

4